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                                                        EXHIBIT 23.14





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1997, on the financial statements of York Waste Disposal, Inc. included in Republic Industries, Inc.'s Form 8-K/A dated February 27, 1997 and to all references to our Firm included in this registration statement.



                                               MILLER & CO. LLP

                                               /s/ MILLER & CO. LLP

York, Pennsylvania
December 17, 1997